UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022

Alpha Pro Tech, Ltd.
(Exact name of registrant as specified in its charter)

Delaware, U.S.A.	01-15725	63-1009183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario, Canada	L3R 9R2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 479-0654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	APT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.           Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company”) was held on June 8, 2022. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Lloyd Hoffman	3,137,793	309,883	4,040,129
Donna Millar	3,117,328	330,348	4,040,129
John Ritota	3,129,850	317,826	4,040,129
Russell Manock	2,978,398	469,278	4,040,129
Danny Montgomery	3,101,529	346,147	4,040,129
David R. Garcia	2,978,318	469,358	4,040,129
James Buchan	2,936,850	510,826	4,040,129

Proposal 2 – Ratification of the Appointment of Tanner LLC as the Company’s Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2022. The shareholders ratified the appointment of Tanner LLC as the Company’s independent registered public accountants for the year ending December 31, 2022. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
7,141,856	322,603	23,346

Proposal 3 – Advisory Approval of Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,826,764	590,224	30,688	4,040,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 9, 2022	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer